SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) March 17, 1997
                                                ------------------

                                 WAVETECH, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)


         New Jersey                                              22-2726569
         ----------                                              ----------
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)



5210 E. Williams Circle, Suite 200, Tucson, Arizona                85711
---------------------------------------------------                -----
     (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code (520)750-9093
                                                   -------------


                                 Not applicable
                                 --------------
         (Former name or former address, if changed since last report.)

ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

          On March 17, 1997 Interpretel, Inc., ("Interpretel"), a wholly owned subsidiary of Wavetech, Inc. (the "Company"), issued a promissory note to the Brent Swanick Trust Account (the "Trust") in an offering pursuant to Regulation S of the Securities Act of 1933, as amended (the "Securities Act"). The promissory note has an initial principal balance of $200,000 and accrues interest at a rate of 14% per annum. The aggregate unpaid principal balance and accrued but unpaid interest must be paid on or before May 31, 1997, or at the option of the holder, may be converted into a number of shares of the Company with a fair market value (discounted by 20%) equal to such unpaid principal and interest. The note was issued as partial consideration for a $200,000 bridge loan extended by the holder of the note to Interpretel.

          As part of this transaction, the Company issued a warrant to purchase 30,000 shares of its common stock to the Trust in an offering pursuant to Regulation S of the Securities Act. The warrant may be exercised at any time prior to March 20, 1999 at an exercise price of $0.91 per share. The warrant was issued as partial consideration to the holder for the extension of the above-referenced $200,000 bridge loan to Interpretel.

          In order to rely upon the safe harbor provisions of Regulation S, the Company complied with the offering restrictions set forth in Rule 903 of the Securities Act. In addition, the Company relied upon certain representations and warranties of the purchaser as to its status as a non-U.S. person, its intent to purchase the securities for investment purposes only and certain additional offering restrictions required by Rule 903 of the Securities Act. Restrictions have been imposed on the resale of the securities and the shares of common stock issuable thereunder, and written disclosure of such restrictions was made prior to the issuance of such securities.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: March 31, 1997                    WAVETECH, INC.



                                         By: /s/  Lydia M. Montoya
                                            --------------------------------
                                                  Chief Financial Officer



                                        3